Exhibit 10.1

AMENDMENT NO. 1 TO THE 2020 OMNIBUS INCENTIVE PLAN

This Amendment No. 1, dated March 15, 2023 (this “Amendment”), amends the 2020 Omnibus Incentive Plan (the “Plan”), of AVITA Medical, Inc. (formerly known as AVITA Therapeutics, Inc.), a Delaware corporation (the “Company”), subject to approval of the stockholders of the Company, as set forth below. Defined terms used herein, but not otherwise defined in this Amendment, shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan was previously approved by the stockholders of the Company and became effective on September 9, 2020;

WHEREAS, 1,750,000 shares of Common Stock were reserved for issuance under the Plan, each of which could be granted as Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Grants, Restricted Stock Unit Grants, Performance Grants, and Other Grants (“Grants”);

WHEREAS, pursuant to Section 15.2 of the Plan, the Committee may amend the Plan in any respect it deems necessary or advisable, if required by Applicable Law, including any securities law or requirement issued by the New York Stock Exchange, Nasdaq Stock Market and the Financial Industry Regulatory Authority; and

WHEREAS, the Board has determined that it is advisable and in the best interest of the Company to amend the Plan to increase the number of shares of Common Stock authorized for issuance and the number of shares that may be issued as Grants, as described in this Amendment.

NOW, THEREFORE, the Plan is hereby amended as follows, subject to and effective upon approval by the stockholders of the Company at the Special Meeting of Stockholders on June 6, 2023:

The first sentence of Section 2.1 of the Plan, “Number of Shares Available”, is hereby amended to read as follows:

2.1

Number of Shares Available. Subject to any Capitalization Adjustment and any other applicable provisions in the Plan, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will not exceed 2,500,000 Shares (the “Share Reserve”).

ANNEXURE A

IN WITNESS WHEREOF, each of the parties has executed, or caused to be executed, this Amendment as of the date first written above.

Compensation Committee:

/s/ Lou Panaccio	/s/ Professor Suzanne Crowe
Lou Panaccio	Professor Suzanne Crowe
Dated: March 15, 2023	Dated: March 15, 2023

/s/ Jeremy Curnock Cook	/s/ Jan Stern Reed
Jeremy Curnock Cook	Jan Stern Reed
Dated: March 15, 2023	Dated: March 15, 2023